UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2017

ACRE REALTY INVESTORS INC.

(Exact name of registrant as specified in its charter)

Georgia
(State or Other Jurisdiction of Incorporation)
001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)
c/o Avenue Capital Group 399 Park Avenue, 6th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)
212-878-3504
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01	Other Events.

On September 5, 2017, ACRE Realty Investors Inc. (the “Company”) announced that on August 25, 2017, it filed with the Securities and Exchange Commission (the “SEC”) the prescribed proxy materials seeking shareholder approval to, among other matters, consider and vote upon a proposal to approve the voluntary dissolution and liquidation of the Company pursuant to a Plan of Dissolution (the “Plan of Dissolution”). A copy of the press release announcing the Company’s filing of the prescribed proxy materials is attached to this report as Exhibit 99.1.

On September 5, 2017, the Company also mailed a letter to its shareholders of record as of the close of business on August 22, 2017, inviting them to attend the Special Meeting of Shareholders of the Company (the “Special Meeting”) on Thursday, October 5, 2017, at 10:00 a.m. local time at the offices of its outside corporate counsel, Vinson & Elkins LLP, located at 666 5th Avenue, 26th Floor, New York, New York 101303, and asking the shareholders of record to vote their shares of common stock or submit their proxy for the upcoming Special Meeting. A copy of the letter mailed to shareholders is attached to this report as Exhibit 99.2.

The proposal to approve the Plan of Dissolution requires the affirmative vote of three-quarters (3/4) of all of the votes entitled to be cast by the shareholders on the matter. If approved by the Company’s shareholders, the Company intends to file a notice of intent to dissolve with the Georgia Secretary of State. After filing the notice of intent to dissolve, the Company will send or cause written notice of dissolution to be sent to each known claimant against the Company and will publish a notice of intent to dissolve in accordance with the requirements of Georgia law.

SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE PROXY STATEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PLAN OF DISSOLUTION. Shareholders may obtain a free copy of the proxy statement and the other relevant materials, and any other documents filed by the Company with the SEC, at the SEC’s web site at http://www.sec.gov. In addition, a free copy of the proxy statement and other documents filed with the SEC may also be obtained by directing a written request to: Gregory I. Simon, Executive Vice President, General Counsel and Secretary, ACRE Realty Investors Inc., c/o Avenue Capital Group, 399 Park Avenue, 6th Floor, New York, New York, 10022, or by accessing the Company’s website at www.acrerealtyinvestors.com. Shareholders are urged to read the proxy statement and the other relevant materials before making any voting or investment decision with respect to the Plan of Dissolution.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed dissolution. Certain information regarding the interests of such directors and executive officers is included in the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2017 and is included in the proxy statement relating to the proposed dissolution.

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of the Company and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such factors and uncertainties include, but are not limited to, the following: the ability of the Company to obtain shareholder approval of the proposed dissolution; the Company’s ability to accurately estimate the amounts required to pay all operating expenses, as well as other known, non-contingent liabilities through the dissolution and winding up process; the Company’s ability to settle, make adequate provision for or otherwise resolve its liabilities and obligations; the precise nature, amount and timing of any distributions to shareholders; the possibility that any distributions to shareholders could be diminished or delayed by, among other things, claims and unexpected or greater than expected expenses; and other statements contained in this report regarding matters that are not historical facts. The Company undertakes no obligation to update any forward-looking statement in this report.

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Exhibit

99.1	Press Release issued by ACRE Realty Investors Inc. on September 5, 2017.

99.2	Letter to shareholders of ACRE Realty Investors Inc. dated September 5, 2017.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACRE REALTY INVESTORS INC.

Dated: September 5, 2017	By:	/s/ Gregory I. Simon
Gregory I. Simon
Executive Vice President,
General Counsel and Secretary